Exhibit 10.4

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS MARKED WITH A [*****]

Contract No.	YG20221043
Room No.	Room [201], Block [C]

Premises Lease Contract

BETWEEN

Shanghai Lingang Fengxian Enterprise Service Co., Ltd.

AND

Sunshine Insurance Brokerage (Shanghai) Co., Ltd.

[   ], [2022]

Premises Lease Contract

This Premises Lease Contract (this “Contract”) is made and entered into on [July] [1], [2022] at Lingang Fengxian Park, Shanghai, the People’s Republic of China by and between:

Lessor: Shanghai Lingang Fengxian Enterprise Service Co., Ltd.

Address: Lane 1800, Xinyang Road, Fengxian District, Shanghai

Tel.: +86 021 38298300

Fax: +86 021 58078167

Lessee: Sunshine Insurance Brokerage (Shanghai) Co., Ltd.

Address: Room 201, No. 6, Lane 727, Wuxing Road, Pudong New Area, Shanghai

Tel.: 021-58901588

Fax: 021-58901588

Hereinafter, the above parties are referred to individually as a “Party” and collectively as the “Parties”.

In accordance with all applicable laws, regulations and rules of the People’s Republic of China and relevant regulations of government departments (“Chinese Laws”), the Parties have reached an agreement as follows on the lease of part of the properties at Lingang Fengxian Center through friendly negotiation:

Chapter I General Provisions

Article 1 In accordance with the relevant provisions of the Contract Law of the People’s Republic of China, the Urban Real Estate Administration Law of the People’s Republic of China and Shanghai Housing Lease Regulations, the Lessor and the Lessee have entered into this Contract through negotiation on the lease of the premises located at Lane 1800, Xinyang Road, Fengxian District, Shanghai (“Lingang Fengxian Center”) for compliance.

Chapter II Conditions of the Leased Premises, Purpose and Term of Lease

Article 2 The property leased by the Lessor to the Lessee is the premises in Room [311], [3]/F, Block [D] at Lingang Fengxian Center (the “Premises”). The owner of the Premises is Shanghai Lingang Fengxian Economic Development Co., Ltd. With the consent of the owner, the Lessor and the Lessee establish a leasing relationship. The floor plan of the Premises is shown in Annex I Floor Plan to this Contract (the floor plan of the Premises is for identification purposes only).

Article 3 The building area of the Premises is [128.81]m2, and the shared area is [69.91]m2. Through friendly negotiation, the Parties hereby agree that [198]m2 shall be the leased area and the basis for the calculation of rent and other charges.

Article 4 The Lessee undertakes to the Lessor that the Premises will only be used for [office] purpose, and it will abide by the relevant regulations of China and Shanghai concerning premises lease, property management and industrial development and environmental protection in Shanghai Lingang Industrial Zone and Lingang Fengxian Park.

Article 5 The Lessee warrants that it shall not violate or arbitrarily change the purpose and use of the Premises mentioned in Article 4 before obtaining the written consent of the Lessor and the approval of the relevant departments as required during the lease term.

Article 6 The lease term shall be [2] years and [/] months, from [October] [1], [2022] to [September] [30], [2024].

Chapter III Payment of Rent and Related Expenses

Article 7 Rent

1. Rental rate

From [October] [1], [2022] to [September] [30], [2024], RMB [2] (in words: RMB [Two only]) (including tax) shall be charged each day for each square meter of rental area, and the VAT rate shall be [nine] percent ([9]%). During the lease term, if the state adjusts the VAT rate, the rent shall be automatically adjusted accordingly.

In order to support the Lessee’s operation, the Lessor agrees to conditionally grant the Lessee a rent-free period, that is, from [October] [1], [2022] to [November] [31], [2022]. The total discount amount of rent including tax is RMB [24,090] (in words: RMB [Twenty-Four Thousand and Ninety]). During the rent-free period, the Lessee is not required to pay rent to the Lessor, but shall bear the property management fee, utilities expense and other related expenses arising from lease of the Premises. During the term of this Contract, if this Contract is terminated early due to the Lessee, the Lessee shall, in addition to assuming the liability for breach (if any) under this Contract, compensate the Lessor within five (5) working days from the date of termination of this Contract according to the following standards, that is, amount of compensation = total discount amount of rent during the rent-free period × remaining number of days ÷ total number of days covered by the lease term.

During the term of this Contract, if this Contract is terminated early due to the Lessee, the Lessee shall be liable for breach hereunder.

2. The rent shall be paid every three months (“Rental Period”) and calculated as follows:

Rent payable for each period = Rental rate for the period × Rental area for the period × 365 ÷ 12 × 3

The rent for each period during the lease term is set out in Annex II to this Contract.

3. It is agreed by both Parties that the rent of the Premises shall be paid first and then used. Except for the rent for the first period, the Lessee shall pay the Lessor the rent for each Rental Period without notice before the first day of the Rental Period after the lease commencement date, without any deduction or set-off (except for such deduction or set-off as agreed by the Lessor in writing). If the last payment date of rent for each period falls on a statutory holiday, the payment date shall be automatically adjusted to the working day before the holiday. The Lessee shall, within three working days from the date of signing this Contract, pay the Lessor the rent including tax of RMB [36,135] (in words: RMB [Thirty-Six Thousand One Hundred and Thirty-Five only]) from [December] [1], [2022] to [February] [28], [2023] as the rent for the first period; otherwise, the Lessor shall have the right to extend the delivery date accordingly until such payment is made by the Lessee.

4. The Lessee shall remit the rent to the Lessor’s designated account as follows on time:

Account name: [Shanghai Lingang Fengxian Enterprise Service Co., Ltd.]

Opening bank: China (Shanghai) Pilot Free Trade Zone Lin-gang Special Area Branch, Agricultural Bank of China]

Account No.: [03867300040018848]

5. The Lessee shall pay the rent in accordance with Article 7 and Annex II hereto. The Lessor shall issue a VAT special invoice after receiving the rent for each period paid by the Lessee.

Article 8 Security deposit

1. The Lessee shall, within five (5) working days from the date of signing this Contract, pay RMB [36,135] (in words: RMB [Thirty-Six Thousand One Hundred and Thirty-Five only]) to the Lessor as security deposit, and the Lessor shall issue a payment voucher to the Lessee after receiving the deposit. The Lessor’s receipt and holding of full security deposit shall be a condition for the effectiveness of this Contract.

2. The Lessee shall remit the security deposit to the Lessor’s designated account as follows on time:

Account name: [Shanghai Lingang Fengxian Enterprise Service Co., Ltd.]

Opening bank: China (Shanghai) Pilot Free Trade Zone Lin-gang Special Area Branch, Industrial and Commercial Bank of China]

Account No.: [1001727309300015424]

3. The Lessor shall have the right to hold the security deposit throughout the lease term. During the period when the Lessor holds the security deposit, no interest shall be paid to the Lessee for holding the security deposit.

4. Security deposit is the guarantee for the Lessee to perform any of its obligations and responsibilities under this Contract. For the avoidance of ambiguity, the security deposit shall not be regarded as a deposit paid by the Lessee to the Lessor, nor shall it be regarded as the limit of damages to the Lessor in the event of a breach by the Lessee. Without the written consent of the Lessor, the Lessee shall not transfer or pledge the security deposit, nor shall the Lessee set off any amount payable with the security deposit (including but not limited to the rent, liquidated damages, possession fees and other loss compensation expenses payable by the Lessee to the Lessor under this Contract).

In the event that the Lessee fails to perform any of its obligations, undertakings or responsibilities under this Contract or under laws and regulations, the Lessor may use all or part of the security deposit to pay the amount due under this Contract defaulted by the Lessee, late payment, liquidated damages, compensation or the liability of the Lessee and any losses caused to the Lessor. The above provisions on security deposit shall not affect any other right and remedy of the Lessor provided by this Contract or law. Upon the Lessor’s request, the Lessee shall, within fifteen (15) days after the Lessor has made any deduction from the security deposit, make up the corresponding difference to the Lessor to restore the security deposit to the original amount.

5. The Lessor shall return the security deposit to the Lessee within five (5) working days after this Contract is terminated and the Lessee returns the Premises in accordance with this Contract, settles all amounts payable under this Contract and fulfills all obligations and responsibilities under and arising from this Contract. The Lessee shall also return the receipt voucher of the security deposit to the Lessor.

Article 9 Utilities expense

1. The Lessee shall apply to the relevant departments for communication and network connection, and the Lessor shall cooperate. The Lessor shall bear the relevant expenses required for the installation of electric meters and water meters, and the Lessee shall bear the relevant expenses required for other installation.

2. During the lease term, the Lessee shall enjoy utility services including electricity, tap water, garbage collection, postal service, gas/natural gas, etc.

3. The utility service fees listed in paragraph 2, Article 9 hereof are not included in property management fee in Article 10 and shall be paid by the Lessee to the property management service provider unless otherwise specified. The utility service fees shall be charged according to the property management contract signed between the Lessee and the property management company.

4. The interruption or cessation of the supply of utility services not caused by the fault of the Lessor shall not lead to the reduction of rent or the termination of this Contract.

5. The Lessee agrees that the tap water in the common part of Lingang Fengxian Center shall be only for the normal use in toilets, and all additional expenses incurred outside such normal use shall be shared by the Lessee according to the leased area.

Article 10 Property management

1. The property management service provider of Lingang Fengxian Center shall be appointed by the owner of the Premises. At the time of signing this Contract, the property management service provider of Lingang Fengxian Center is [Shanghai Caohejing Hi-Tech Park Property Management Co., Ltd.]. The Lessee shall sign a property management contract with the property management company designated by the owner of the Premises at the same time when this Contract is signed.

2. The unit price of property management fee shall be RMB [15] (in words: RMB [Fifteen Only]) (including tax) each month for each square meter of rental area, and the VAT rate shall be [six] percent ([6]%). In order to facilitate the operation and management of both Parties, both Parties agree that the Lessee shall pay the property management service fee of the Premises for the corresponding period to the Lessor based on the rent payment period, and the Lessor shall then pay the property management service provider.

3. If the Lessee shall pay less than one (1) month of property management fee pursuant to this Contract, the amount of property management fee to be paid shall be the ratio of the number of days during the lease term in such calendar month to the total number of days in such calendar month multiplied by the monthly property management fee. The property management fee shall include VAT, with two decimal places reserved.

Article 11 Parking fee

The specific cost of the parking space used by the Lessee and the payment method shall be subject to the Property Management Entrustment Agreement signed between the Lessor and the property management company and the actual implementation.

Article 12 Taxes and insurance

1. During the lease term, each Party shall pay its own relevant taxes and fees.

2. The Lessor proposes that the Lessee shall, at its own expense, hold all kinds of insurance which shall be taken out by it in full and maintain its validity during the lease term.

Chapter IV Use of the Premises

Article 13 Delivery and decoration of the Premises

1. The Lessor shall, within two (2) days upon receipt of the rent for the first period paid by the Lessee, formally issue the Notice of Premises Delivery (see Annex III hereto) to the Lessee and deliver the Premises as agreed herein to the Lessee.

2. Upon receipt of the Notice of Premises Delivery, the Lessee shall promptly go through the procedures for the occupancy and delivery of the Premises together with the Lessor, and sign the Confirmation of Premises Delivery (see Annex IV hereto). Seven (7) days after the Lessor issues the Notice of Premises Delivery, if the Lessee fails to go through the procedures for the occupancy and delivery of the Premises together with the Lessor, the Lessor shall be deemed to have delivered the Premises, and all expenses shall be incurred immediately from the next day.

3. The Lessee must first obtain the consent of the Lessor for the decoration plan of the Premises. If it involves a part owned by an abutter, the consent of the abutter shall be obtained without affecting its normal use. In case of any breach, the Lessee shall be responsible for removing the obstruction, restoring the original situation and bearing all costs.

4. The Lessee’s expenses for the decoration of the Premises, including but not limited to design fee, material fee and labor fee, shall be borne by the Lessee and have nothing to do with the Lessor.

5. Tenant signs in Lingang Fengxian Center shall be made by the Lessor. The Lessee shall pay the relevant fees to the Lessor. In addition, the Lessee shall not attach any sign, advertisement, notice or mark to any part outside the Premises or any other part of Lingang Fengxian Center, except inside the Premises and the position, specifications, colors and styles approved by the Lessor in writing; otherwise, the Lessor shall have the right to remove it, and the Lessee shall bear all costs incurred by the Lessor in connection with such removal.

Article 14 Use requirements

1. When flammables, explosives, noise, waste gas, waste water and waste residue are involved, the Lessee shall report in advance, obtain the approval of the Lessor and relevant departments, and can only produce after the safety standards and discharge standards are met. The Lessee shall obtain the consent of the Lessor and the approval of the fire control department of the government before carrying out the second decoration.

2. Unless otherwise stated, supporting facilities mentioned herein include power supply, water supply, telecommunications, interface of rainwater discharge and sewage discharge pipeline, air conditioning and parking space, roads in the area, elevators and stairways, etc. The Lessee shall not damage the supporting facilities in any way. In case of damage, the Lessee shall immediately repair them, bear all costs and compensate the Lessor for economic losses.

3. The Lessee shall not arbitrarily erect any additional buildings (structures) on the external walls and roofs of the Premises. The management of the common parts of the Premises and the environmental management in the area shall be governed by the Property Management Entrustment Agreement. When using the Premises, the Lessee must also abide by the Property Management Entrustment Agreement signed between the Lessor and the property management company.

4. The Lessee shall not place prohibited items or inflammable, explosive, toxic and other dangerous items in the Premises.

5. During the lease term, the property owned by the Lessee shall be managed by the Lessee. If insurance is required from an insurance company, the insurance premium shall be borne by the Lessee.

Article 15 Maintenance responsibility

1. During the lease term, the Lessor shall ensure that the Premises and its ancillary equipment and facilities are in normal, usable and safe condition. The Lessor and the property management company entrusted by the Lessor may inspect and maintain the Premises, and the Lessee shall provide active assistance and cooperation during the inspection and maintenance. The Lessor shall minimize the impact on the Lessee’s use of the Premises. The Lessee shall be liable for any consequences arising from the Lessee’s obstruction of inspection and maintenance.

2. During the lease term, if the Lessee finds that the Premises and its ancillary equipment and facilities are naturally damaged, it shall promptly notify the property management company entrusted by the Lessor to carry out maintenance. The Lessee shall provide active assistance and cooperation in the maintenance of the Premises and its ancillary equipment and facilities. The Lessee shall be liable for any consequences arising from the failure to carry out the maintenance in time due to the Lessee’s acts or omissions.

3. During the lease term, the Lessee shall use and take good care of the Premises and its ancillary equipment and facilities in a reasonable manner. The Lessee shall bear the maintenance costs for unnatural damage.

Chapter V Sublease and Exchange

Article 16 Without the prior written consent of the Lessor, the Lessee shall not sublease the Premises or any part thereof. The Lessee shall obtain the prior written consent of the Lessor for its affiliated enterprises to carry out business activities or set up name plates in the Premises.

Article 17 The Lessee shall at all times be fully responsible for the payment of rent and the performance of its other obligations under this Contract (whether or not it has obtained the Lessor’s approval for such sublease), whether or not any sublease has occurred.

Article 18 During the lease term, the Lessee shall obtain the written consent of the Lessor before transferring the Premises to other tenants of Lingang Fengxian Center or exchanging the Premises with leased premises of other tenants of Lingang Fengxian Center. After the transfer or exchange, the transferee or exchanger of the leased Premises shall sign the lease subject change agreement with the Lessor and this Contract shall still be performed.

Chapter VI Transfer, Mortgage, Renewal and Re-lease

Article 19 The Lessor shall have the right to transfer the ownership of the Premises to any third party, in which case the Lessee expressly waives any form of right of first refusal enjoyed by it in respect of the transfer of the Premises. Before the transfer of the ownership of the Premises, the Lessor shall notify the Lessee. After the ownership of the Premises is transferred, the rights and obligations of the Lessor under this Contract shall be automatically transferred to the buyer of the Premises, and the Lessor shall no longer be bound by this Contract. The rights and obligations of the Lessee under this Contract shall not be substantially affected by the transfer of the ownership of the Premises, and the Lessee shall cooperate in the signing of the relevant lease subject change agreement and go through other relevant procedures.

Article 20 The Lessee confirms that the Lessor has the right to mortgage the Premises at any time without the consent of the Lessee. The Lessee further confirms that it agrees that the mortgagee may dispose of the Premises in accordance with the relevant mortgage agreement without seeking the Lessee’s intention to purchase the Premises or obtaining the Lessee’s consent. The Lessee hereby waives any right of first refusal, claim for compensation, claim or defense that it may have against any mortgagee and/or buyer of the Premises in respect of such disposition.

Article 21 If the Lessee requests to extend the lease term, it shall notify the Lessor in writing not later than two (2) months before the expiration of the lease term. If the Lessee is able to fully perform this Contract during the lease term and the Lessor agrees to renew the lease, both Parties shall sign a renewal contract or re-sign the Premises Lease Contract based on the standard version of the Premises Lease Contract newly provided by the Lessor at that time one (1) month before the expiration of the lease term. The Lessor shall have the right to adjust the rent and other terms under the renewal contract.

Article 22 If the Lessee fails to submit a written application for lease renewal to the Lessor two (2) months prior to the expiration of the lease term, the Lessee shall be deemed to have voluntarily waived the priority right to rent the Premises.

Article 23 If the Lessee fails to request lease renewal according to the provisions of the preceding paragraph, or the Parties fail to reach a new Premises Lease Contract, the Lessor shall have the right, including but not limited to:

(1)	to advertise the Premises for rent; or,

(2)	to erect a billboard indicating the Premises for rent on Lingang Fengxian Center; or

(3)	after prior notice to the Lessee, to select a reasonable time to show the Premises to potential lessee.

Chapter VII Surrender and Return of the Premises

Article 24 Upon termination of this Contract, unless otherwise agreed upon in writing by both Parties, the Lessee shall restore the Premises to the original state before leasing. The Lessee shall not damage the structure of the Premises when demolishing the added equipment and facilities.

Article 25 Except that the Lessor agrees to the Lessee’s renewal of the lease and signs a renewal contract, the Lessee shall, within seven (7) days after the expiration of the lease term or the termination of this Contract for any reason, handle the surrender, handover and related procedures with the Lessor and the property management company, and return the restored Premises to the Lessor. At the time of handover, both Parties shall jointly check whether the Premises and the equipment and facilities are in good condition. If there is any damage other than normal wear and tear, the Lessee shall compensate according to the price.

Article 26 After the Premises are returned to the Lessor, any articles, facilities and equipment left by the Lessee in the Premises shall be regarded as the Lessee’s abandoned property. The Lessee agrees that they can be disposed of freely by the Lessor.

Article 27 The Lessee agrees that if the Lessee fails to restore and return the Premises within fifteen (15) days, the Lessor shall have the right to enter the Premises by itself, and the Lessee shall be deemed to have automatically waived the ownership or use rights of the decoration, facilities, equipment and other items not demolished or removed from the Premises, including equipment and items deemed to be owned by the Lessee (whether belonging to the Lessee or a third party). The Lessor shall have the right to dispose of them at its own discretion. The Lessee shall bear the cost of restoration by the Lessor. When the Lessor enters the Premises, the Premises shall be deemed to be repossessed.

Article 28 When the Lessee returns the Premises or the Lessor repossesses the Premises in accordance with this Contract, the Lessee shall not ask the Lessor for any reason to compensate the decoration costs, purchase various equipment and items, pay the handling fees, etc.

Article 29 Any third party losses caused by the Lessor’s disposal of items, equipment and facilities in the Premises in accordance with Articles 25 and 26 above shall be borne by the Lessee. If the third party makes a claim against the Lessor, the Lessee shall compensate the Lessor in full for the economic losses suffered as a result.

Chapter VIII Exceptions

Article 30 The Lessor shall not undertake any legal liability to the Lessee (including the Lessee’s employees, laborers, contractors, agents and visitors, etc.) or any third party for any consequences arising from events, including the following, that are not caused by the Lessor’s negligence or intent:

1. Leakage, fault or failure of electromechanical systems, elevators, escalators, water supply and drainage systems in Lingang Fengxian Center (including the Premises);

2. Consequences arising from fireworks, flooding or water leakage or electric leakage in any part of Lingang Fengxian Center (including the Premises);

3. Injuries caused by cigarette butts, glass pieces and other debris falling from the high-rise units of Lingang Fengxian Center (including the Premises);

4. Loss or damage to the property in the Premises;

5. Any other property losses or casualties that are beyond the jurisdiction of the Lessor, or beyond the Lessor’s reasonable operation, control and preventive measures, or due to the lease of other parts of Lingang Fengxian Center, or accidents.

Article 31 The Lessor may carry out maintenance, reconstruction, repair and decoration works within the Lingang Fengxian Center (including the Premises) as necessary. If such works require closure or alteration of the public access way, the Lessee shall not claim compensation from the Lessor on the grounds that such works and their consequences may cause interference or inconvenience to the Lessee, provided that the Lessor shall notify the Lessee in writing within a reasonable period in advance and minimize the possible interference and inconvenience to the Lessee’s use of the Premises.

Article 32 The owner of the Premises reserves the naming right of Lingang Fengxian Center, and has the right to change the name of Lingang Fengxian Center (including the Premises), the floor number and unit number of the Premises after notifying the Lessee in writing one month in advance. The relevant government departments also have the right to change the road names related to and the house number of Lingang Fengxian Centre for any reason.

Chapter IX Conditions for Rescission of this Contract

Article 33 Both Parties agree that under any of the following circumstances, this Contract shall be terminated and neither Party shall bear any responsibility.

1. The land use right within the area occupied by the Premises is recovered by the government in accordance with relevant procedures;

2. The Premises are requisitioned according to law for the public interest;

3. The Premises are permitted for demolition according to law due to urban construction needs;

4. The Premises are damaged, lost or identified as dangerous for reasons not attributable to both Parties.

Article 34 Both Parties agree that under any of the following circumstances, the Lessor may notify the Lessee in writing to terminate this Contract. The Lessee shall pay the Lessor liquidated damages equivalent to two (2) times the monthly (30 days) rent. If losses are caused to the Lessor and the liquidated damages paid are insufficient to cover the losses, the Lessee shall also compensate for the difference between the losses caused and the liquidated damages:

1. The Lessee has not paid any amount payable for more than fifteen (15) days;

2. The Lessee changes the use of the Premises without written consent of the Lessor;

3. The main structure of the Premises is damaged due to the Lessee;

4. The Lessee causes damage to the Premises and refuses to repair it;

5. The Lessee subleases the Premises, transfers the right to rent the Premises or exchanges the Premises with leased premises of others without authorization;

6. The Lessee occupies parts outside the Premises without the Lessor’s permission and refuses to make corrections;

7. The Lessee’s activities in the Premises cause any pollution to the environment around the Premises and in Lingang Fengxian Park;

8. The Lessee places prohibited items or dangerous items in the Premises and refuses to make corrections;

9. The Lessee uses the Premises for illegal activities;

10. The Lessee breaches this Contract and fails to fully remedy the breach thirty (30) days after receipt of the Lessor’s written notice requiring it to remedy the breach.

Chapter X Liability for Breach

Article 35 During the lease term, if the Lessor fails to perform the maintenance obligations stipulated herein in time, resulting in damage to the Premises, and the Lessee cannot continue to use the leased premises, the Lessee shall have the right to terminate this Contract. If the Lessee suffers any property loss or personal injury, the Lessor shall compensate for its direct losses.

Article 36 If the Lessor works in the Premises without notifying the Lessee in advance, causing damage to the Lessee’s machinery and equipment, it shall be liable for compensation.

Article 37 If the Lessee is late in paying the rent, security deposit (including the security deposit to be made up) and other expenses, it shall pay the Lessor liquidated damages equivalent to 0.5% of the unpaid amount for each day overdue.

Article 38 In case of overdue return of the Premises without the consent of the Lessor, the Lessee shall pay the Lessor the possession fee for the period during which the Premises are occupied equivalent to two (2) times of the daily rent for each day overdue.

Article 39 Where the Lessee decorates the Premises or adds ancillary facilities or equipment without written consent of the Lessor or beyond the scope of written consent and the requirement of the Lessor, the Lessor may require the Lessee to restore the Premises to the original state and compensate for the losses.

Article 40 If either Party fails to pay the liquidated damages and other compensation for losses on time, it shall be deemed as overdue payment. For each day overdue, the breaching Party shall pay the non-breaching Party a late fee equivalent to 0.5% of the unpaid amount.

Article 41 If the Lessee breaches this Contract and the Lessor decides to terminate this Contract in advance according to relevant provisions hereof, the Lessee shall, in addition to the responsibilities stipulated herein, pay the Lessor liquidated damages equivalent to two (2) months’ rent hereunder (subject to the rent standard applicable at that time) and liquidated damages equivalent to the total amount of the security deposit hereunder.

Chapter XI Miscellaneous

Article 42 In the event that any provision of this Contract cannot be performed by either Party due to force majeure such as war (whether declared or not), earthquake, typhoon, flood, fire, etc., the Party affected by the force majeure shall immediately notify the other Party in writing, and within fifteen (15) days, provide the other Party with details of the force majeure, the reasons for the failure to perform or the need to delay the performance of this Contract and valid supporting documents and other written materials.

Article 43 The Parties may, through negotiation, decide whether to terminate this Contract, partially exempt the performance of this Contract, or postpone the performance of this Contract according to the impact of force majeure on the performance of this Contract.

Article 44 Means of communication

1. All notices and communications between the Parties shall be made in writing and sent by hand, express or fax to the following address:

Lessor: Shanghai Lingang Fengxian Enterprise Service Co., Ltd.
Address: [2/F, Block A, Lane 1800, Xinyang Road]	Postal code: [201413]
Contact: [ ]	Tel.: [ ]
Fax: [/]	E-mail: [/]

Lessee: Sunshine Insurance Brokerage (Shanghai) Co., Ltd.
Address: Room 201, No. 6, Lane 727, Wuxing Road, Pudong New Area, Shanghai	Postal Code: [/]
Contact: Lv Haiping	Tel.: [*****]
Fax: [*****]	E-mail: [*****]

2. A notice shall be deemed to have been served:

(1)	upon arrival at the designated address if delivered by hand, subject to proof of delivery;

(2)	on the fifth (5th) day after the date of posting if delivered by express; and

(3)	when the sender’s fax machine prints a successful transmission confirmation report, indicating that uninterrupted transmission has been completed, if delivered by fax.

3. If the company name, legal representative (or entrusted agent), address or postal code of either Party is changed, it shall notify the other Party in writing in time.

Article 45 The conclusion, validity, performance, dispute resolution and interpretation of this Contract shall be governed by the laws and administrative regulations of China, the local laws and regulations of Shanghai and the relevant provisions of Shanghai Lingang Industrial Zone and Lingang Fengxian Park. For the purpose of this Contract, the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan are not included, and no rule of conflict of laws is included.

Article 46 Any dispute arising from the performance of this Contract in connection with this Contract shall be negotiated amicably between the Lessor and the Lessee. If negotiation fails, both Parties agree to submit to the court where the Premises are located for settlement through litigation.

Article 47 This Contract may be supplemented or modified by both Parties through negotiation. Any supplement or modification to this Contract shall be effective only after it is made in writing and signed by legal representatives or entrusted agents of both Parties.

Article 48 This Contract shall come into force upon being signed and sealed by the legal representatives or entrusted agents of both Parties.

Article 49 All parts and annexes to this Contract are hereby incorporated into and become part of this Contract. Annexes:

(1)	Annex I Floor Plan;

(2)	Annex II Rent Schedule;

(3)	Annex III Notice of Premises Delivery;

(4)	Annex IV Confirmation of Premises Delivery.

Article 50 This Contract is made in four originals, with each Party holding two originals and each original having the same legal effect.

(End of body text)

Signature page

Lessor: Shanghai Lingang Fengxian Enterprise Service Co., Ltd.

[Seal Affixed Here]

Legal Representative or Authorized Person Signature: /s/ Zou Linkun

Lessee: Sunshine Insurance Brokerage (Shanghai) Co., Ltd.

[Seal Affixed Here]

Legal Representative or Authorized Person Signature:

Date: [   ], [2022]

Annexes

Annex I

Floor Plan

Annex II

Rent Schedule

Unit: RMB

Lease term	Unit daily rent (including tax)	Monthly rent (including tax)	Quarterly rent (including tax)
October 1, 2022 to November 30, 2022	Rent-free period	Rent-free period	Rent-free period
December 1, 2022 to February 28, 2023	2	12045	36135
March 1, 2023 to May 31, 2022	2	12045	36135
June 1, 2023 to August 31, 2023	2	12045	36135
September 1, 2023 to November 30, 2023	2	12045	36135
December 1, 2024 to February 28, 2024	2	12045	36135
March 1, 2024 to May 31, 2024	2	12045	36135
June 1, 2024 to September 30, 2024 (4 months)	2	12045	48180

Annex II

Schedule of Property Management Fee

Unit: RMB

Lease term	Unit monthly property management fee (including tax)	Monthly property management fee (including tax)	Quarterly property management fee (including tax)
October 1, 2022 to November 30, 2022	RMB 15	RMB 3011.25	RMB 9033.75
December 1, 2022 to February 28, 2023	RMB 15	RMB 3011.25	RMB 9033.75
March 1, 2023 to May 31, 2022	RMB 15	RMB 3011.25	RMB 9033.75
June 1, 2023 to August 31, 2023	RMB 15	RMB 3011.25	RMB 9033.75
September 1, 2023 to November 30, 2023	RMB 15	RMB 3011.25	RMB 9033.75
December 1, 2024 to February 28, 2024	RMB 15	RMB 3011.25	RMB 9033.75
March 1, 2024 to May 31, 2024	RMB 15	RMB 3011.25	RMB 9033.75
June 1, 2024 to September 30, 2024 (4 months)	RMB 15	RMB 3011.25	RMB 12045

Annex III

Notice of Premises Delivery

To whom it may concern,

According to the Premises Lease Contract (Contract No.: ________________) between you and us, we will deliver the premises to you on the date of __________. Please be sure to send a representative to take delivery of the premises at the scheduled time.

Shanghai Lingang Fengxian Enterprise Service Co., Ltd.

Date: ____________

Annex IV

Confirmation of Premises Delivery

NO:

Deliverer	Lessor: Shanghai Lingang Fengxian Enterprise Service Co., Ltd.	Lessee
Property management company:
Delivery date	YYMMDD	Room No.
Property address and area:
In-room facilities	1. Ceiling:	2. Wall:
	3. Floor:	4. Doors and windows:
	5. Keys:	6. Electric meter reading: Water meter reading:
	7. Power switch:	8. Lighting:
	9. Power socket:	10. Telephone socket:
	11. TV socket:	12. Air conditioning:
	13. Sanitary ware:	14. Others:
Note	1. The above must be expressed in clear words, not with a tick or cross to indicate the status of facilities. 2. If some inspection items are not for the premises, use “/”.

After the joint inspection of the representatives of both Parties, it is confirmed that the premises meet the delivery standards and can be handed over.

Signature of the Deliverer’s Representative:	Signature of the Receiver’s Representative:

___________________	________________
Date:	Date:

(This Confirmation is made in triplicate, with the Lessor, the Lessee and the property management company each holding one copy.)